UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 ___________________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
December 27, 2017
Date of Report (Date of earliest event reported)
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Overseas Shipholding Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-06479	13-2637623
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Harbor Place
302 Knights Run Avenue, Suite 1200
Tampa, Florida 33602
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 209-0600
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.     Termination of a Material Definitive Agreement.
The information set forth in Item 8.01 of this current report is incorporated herein by reference into this Item 1.02.
Item 8.01.     Other Events.
On December 27, 2017, Overseas Shipholding Group, Inc. (the “Company”) completed the satisfaction and discharge (the “Satisfaction and Discharge”) of the Indenture, dated as of March 29, 2010 (as amended and supplemented to the date hereof, the “Existing Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), which governs the Company’s 8⅛% Senior Notes Due 2018 (the “Existing Notes”). In connection with the Satisfaction and Discharge, the Company has irrevocably deposited funds with the Trustee sufficient to pay the principal plus accrued and unpaid interest on all of the outstanding Existing Notes that will be due and payable on their maturity date of March 30, 2018. As of December 27, 2017, there were $26,417,460 aggregate principal amount of the Existing Notes outstanding. Following the Satisfaction and Discharge, the Indenture ceases to be of further effect (except with respect to those obligations that the Indenture provides shall survive the Satisfaction and Discharge).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: December 28, 2017	By: /s/ Richard Trueblood
Richard Trueblood
Chief Financial Officer